Registration No. 333-
 __________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            IDEXX LABORATORIES, INC
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                    01-0393723
      (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                      Identification No.)

      ONE IDEXX DRIVE, WESTBROOK, MAINE                          04092
      (Address of Principal Executive Offices)                (Zip Code)
                          _________________________

                            1991 STOCK OPTION PLAN
                           (Full Title of the Plan)

                             RICHARD B. THORP, ESQ
                            IDEXX LABORATORIES, INC
                                ONE IDEXX DRIVE
                            WESTBROOK, MAINE  04042
                     (Name and Address of Agent For Service)

                                 (207) 856-0300
          (Telephone Number, Including Area Code, of Agent For Service)
 ___________________________________________________________________________
                          CALCULATION OF REGISTRATION FEE
 ___________________________________________________________________________
                                  Proposed        Proposed
     Title of                     Maximum         Maximum
     Securities    Amount         Offering        Aggregate      Amount of
     to be         to be          Price           Offering       Registration
     Registered    Registered     Per Share       Price          Fee

     Common        975,000         $38 (1)       $37,050,000 (1)  $12,775.87
     Stock,        shares
     $.10 par
     value
     _______________________________________________________________________
    (1)  Estimated solely for the purpose of calculating the
        registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market
        System on August 23, 1996, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
     _______________________________________________________________________


     STATEMENT OF INCORPORATION BY REFERENCE

          This Registration Statement on Form S-8 incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 33-42845, filed by the Registrant on September 18, 1991 relating to the Registrant's 1984 Stock Option Plan and 1991 Stock Option Plan (excluding the financial statements, financial statement schedules and reports of independent public accountants); (ii) the Registration Statement on Form S-8, File No. 33-48404, filed by the Registrant on June 8, 1992 relating to the Registrant's 1991 Stock Option Plan (excluding the financial statements, financial statement schedules and reports of independent public accountants); (iii) the Registration Statement on Form S-8, File No. 33-64204, filed by the Registrant on June 10, 1993 relating to the Registrant's 1991 Stock Option Plan (excluding the financial statements, financial statement schedules and reports of independent public accountants); and
     (iv) the Registration Statement on Form S-8, File No. 33-95616, filed by the Registrant on August 9, 1995 relating to the Registrant's 1991 Stock Option Plan (excluding the financial statements, financial statement schedules and reports of independent public accountants).

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. The validity of the Registrant's Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by its General Counsel, Richard B. Thorp. As of the date of this Registration Statement, Mr. Thorp has (i) the beneficial ownership of 2,800 shares of the Registrant's Common Stock and
     (ii) the right to receive up to 101,696 shares of the Registrant's Common Stock upon the exercise of stock options granted to him by the Registrant, which stock options are or (in periodic installments) will become exercisable through February 13, 2001.


     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine, on this 30th day of August, 1996.

                                        IDEXX LABORATORIES, INC.

                                        By:_________________________
                                           David E. Shaw
                                           Chief Executive Officer

                            POWER OF ATTORNEY

          We, the undersigned officers and directors of IDEXX Laboratories, Inc., hereby severally constitute David E. Shaw and Richard B. Thorp, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IDEXX Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on August 30, 1996.

     Signature                          Title

     /s/ David E. Shaw               Chairman of the Board of Directors
     David E. Shaw                   and Chief Executive Officer
                                     (Principal Executive Officer)

     /s/ Merilee Raines              Vice President - Finance and
     Merilee Raines                  Treasurer (Principal Financial
                                     Officer and Principal Accounting
                                     Officer)

     /s/ Erwin F. Workman, Jr.       President, Chief Operating Officer
     Erwin F. Workman, Jr., Ph.D.    and Director

     /s/ John R. Hesse               Director
     John R. Hesse

     /s/ E. Robert Kinney            Director
     E. Robert Kinney

     /s/ William F. Pounds           Director
     William F. Pounds

     /s/ James L. Moody, Jr.         Director
     James L. Moody, Jr.

     /s/ Kenneth Paigen              Director
     Kenneth Paigen, Ph.D.



                              EXHIBIT INDEX

     Exhibit
     Number    Description                                           Page

      4.1 (1)  Restated Certificate of Incorporation, as amended,
               of the Registrant                                      ---

      4.2 (2)  Amended and Restated By-Laws of the Registrant         ---

      4.3 (2)  Specimen Certificate of Common Stock of
               the Registrant                                         ---

      5.1      Opinion of Richard B. Thorp, General Counsel to
               the Registrant                                         ---

     23.1      Consent of Arthur Andersen LLP                         ---

     23.2      Consent of Richard B. Thorp (included in
               Exhibit 5.1)                                           ---

     24.1      Power of Attorney (included on the signature
               page of this Registration Statement)                   ---

     ____________________
     (1) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-8 (File No. 33-95616).

     (2) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-40447).



                                                               Exhibit 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                        ARTHUR ANDERSEN LLP

     Boston, Massachusetts
     August  30, 1996